Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Digimarc Corporation:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

KPMG LLP
Portland, Oregon
May 16, 2014